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                                                                  EXHIBIT 99
CONTACT:
Ralph J. Vaclavik
President Casinos, Inc.
St. Louis, Missouri 63102
314-622-3018
                                                     FOR IMMEDIATE RELEASE

                           PRESIDENT CASINOS, INC.
                         ENTERS INTO AGREEMENT WITH
                         PINNACLE ENTERTAINMENT, INC.

ST. LOUIS, MISSOURI, February 24, 2006 -- President Casinos, Inc. (OTC:PREZQ.OB) today announced that the Company has entered into an agreement with Pinnacle Entertainment, Inc. Under the terms of the agreement, the stock of its St. Louis subsidiary, President Riverboat Casino-Missouri, Inc., will be sold for approximately $31.5 million, subject to working capital adjustments. The agreement will be submitted to the United States Bankruptcy Court for the Eastern District of Missouri and will be subject to a potential overbid by third-parties, at an auction in May of 2006. Final closing of the sale is contingent upon satisfaction of certain closing conditions including licensing and approval of the buyer by the Missouri Gaming Commission.

Libra Securities, LLC acted as advisor to President Casinos, Inc. in this transaction.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, lender cooperation, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition and results of operations is included in the filings of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2005 and Quarterly Reports on Form 10-Q for the quarters ended May 31, 2005, August 31, 2005 and November 30, 2005.

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